NORTHERN INSTITUTIONAL FUNDS

                                   FORM N-SAR

                               File No. 811-03605

                      Semi-Annual Period Ended May 31, 2008

Exhibit Index

EX-99.77C: Matters submitted to a vote of security holders

EX-99.77N: Actions required to be reported pursuant to Rule 2a-7

EX-99.77Q1(a): Copies of any material amendments to the registrant's charter or by-laws

Ex-99. 77Q1(e): Copies of any new or amended Registrant investment advisory contracts


Exhibits

EX-99.77C: Matters submitted to a vote of security holders

MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS

At a special meeting of the shareholders of Northern Institutional Funds held on January 29, 2008, shareholders approved the election of eight Trustees of the Northern Institutional Funds' Board, as follows:


                                         For the
Trustee                                  Nominee                 Withheld
-------                                  -------                 --------
William L. Bax                      20,175,982,284.20         307,292,920.69
Edward J. Condon, Jr.               20,141,720,862.58         341,554,342.31
Sharon Gist Gilliam                 20,143,907,789.53         339,367,415.36
Sandra Polk Guthman                 20,170,945,695.60         312,329,509.29
Michael E. Murphy                   20,002,807,403.60         480,467,801.29
Mary Jacobs Skinner                 20,240,490,218.06         242,784,986.83
Richard P. Strubel                  20,175,819,804.20         307,455,400.69
Casey Sylla                         20,244,824,491.30         238,450,713.59

The shareholders also approved amended and restated investment advisory agreements between the Northern Institutional Funds, on behalf of each of its series, and its investment advisers, reflecting a change in the termination and renewal date of the agreements to June 30 of each year, as follows:


Northern Institutional Funds                 For the        Against the         Abstain
                                           Resolution        Resolution
Global Tactical Asset Allocation
Portfolio (formerly known as the
Balanced Portfolio)                       3,423,225.97          0.00              0.00
Bond Portfolio                            8,983,444.53          0.00           369,066.00
Core Bond Portfolio                       16,987,101.99         0.00           38,757.00
Diversified Assets Portfolio            7,020,465,452.68    8,151,509.02     269,743,215.97
Diversified Growth Portfolio              6,931,843.00          0.00              0.00
Equity Index Portfolio                    20,142,646.05         0.00           644,991.74
Focused Growth Portfolio                  5,839,784.67          0.00              0.00
Government Portfolio                    1,738,849,159.94    5,830,882.02     103,643,835.47
Government Select Portfolio             3,791,336,293.72     143,684.00      14,923,166.14
Intermediate Bond Portfolio               1,528,034.26          0.00              0.00
International Equity Index Portfolio      4,126,419.29          0.00              0.00
International Growth Portfolio            16,272,414.00         0.00              0.00
Liquid Assets Portfolio                 1,606,691,123.38        0.00              0.00
Mid Cap Growth Portfolio                   347,121.00           0.00              0.00
Municipal Portfolio                     2,085,574,510.60     51,057.00         431,365.00
Prime Obligations Portfolio             3,160,429,255.41      7,692.00         417,583.00
Short Bond Portfolio                      4,319,586.31          0.00              0.00
Small Company Growth Portfolio             153,808.61           0.00              0.00
Small Company Index Portfolio             2,313,471.64          0.00             515.87
Tax-Exempt Portfolio                     579,457,837.65      10,581.64         219,513.00
U.S. Government Securities Portfolio      2,363,544.32          0.00              0.00
U.S. Treasury Index Portfolio             2,111,584.00          0.00             127.00